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                              EMPLOYMENT AGREEMENT

      This Employment Agreement is made by and between South Dakota Soybean Processors ("SDSP") and Rodney G. Christianson ("Employee"):

      1.    TITLE. Chief Executive Officer

      2.    REPORTING TO. SDSP's Board of Directors.

      3. SALARY. Commencing April 1, 1999, the sum of $13,333.33 per month, and a like amount each month thereafter through August 1, 2000. Commencing September 1, 2000, the sum of $15,000.00 per month, and a like amount each month thereafter through August 1, 2000. Commencing September 1, 2001, the sum of $16,666.66, and a like amount each month thereafter through August 1, 2002.

      4. INCENTIVE BONUS. During fiscal year, Employee will earn one-half (1/2) of one percent (1%) of the net profit before taxes and value added payments up to $5,000,000.00. Should the net profit be over $5,000,000.00, the earnings will be at the rate of one percent (1%) of the net profits.
Example: $4,386,000.00 net profit x .5% = $21,930.00 or $6,500,000.00 net profit x 1% = $65,000.00. This incentive bonus may be paid directly or deferred at Employee's option.

      5.    PERFORMANCE REVIEW. Performance reviews will be conducted every six
(6) months.

      6.    BENEFITS. Those benefits offered all SDSP employees.

      7. PENSION/RETIREMENT. Pension or Retirement Plans, if any, in accordance with those provided for all SDSP employees.

      8. HOLIDAYS. New Year's Day, Easter, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

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      9.    VACATION. Employee will receive twenty (20) days' vacation per fiscal year.

      10. EXPENSES. Business related expenses will be reimbursed to Employee upon presentation of receipts as required by IRS guidelines.

      11. VEHICLE. A vehicle will be provided to Employee for company business. The type and cost of the vehicle will be subject to SDSP's Board of Directors' approval.

      12. TERMINATION. Employment is at the will of SDSP's Board of Directors and may be terminated at any time for any reason. Employee shall give SDSP no less than sixty (60) days' prior notice of termination.

      Dated this 1 day of April, 1999

                                    SOUTH DAKOTA SOYBEAN PROCESSORS

                                    By  /s/ Paul W. Casper
                                       ---------------------------------
                                       Paul W. Casper
                                       Its President

Dated this 1 day of April, 1999.

                                    /s/ Rodney G. Christianson
                                    ------------------------------------
                                    Rodney G. Christianson